UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  August 9, 2007

MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

1225 Charleston Road
Mountain View, CA  94043
(Address of Principal Executive Offices, including zip code)

(650) 567-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(e)   On August 9, 2007 at the regular meeting of the Compensation Committee of the Board of Directors (the "Compensation Committee"), the Compensation Committee approved a discretionary bonus of 15% of base salary or $38,220 for Sandy Creighton in light of her current role as Acting General Counsel along with her role as Vice President of Human Resources and Corporate Administration, which is in addition to the bonus paid to Ms. Creighton and other executive officers under the Performance-Based Bonus Plan for the Executives.  In addition, the Compensation Committee approved Brad Holtzinger's Special Bonus for the VP of WW Sales in accordance with the letter agreement entered into on November 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  August 16, 2007
                                                   MIPS TECHNOLOGIES, INC.
                           (Registrant)

                            By:   /s/ MERVIN S. KATO
                            Mervin S. Kato
                            Chief Financial Officer and Treasurer